As filed with the Securities and Exchange Commission on March 7, 2025

Registration No.  333-261603

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of other jurisdiction of incorporation or organization)	77-0056625 (I.R.S. Employer Identification No.)

15707 Rockfield Boulevard, Suite 105

Irvine, California 92618

(805) 484-8855

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven N. Bronson

Chief Executive Officer

Interlink Electronics, Inc.

15707 Rockfield Boulevard, Suite 105

Irvine, California 92618

(805) 484-8855

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th  Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to withdraw from registration all securities of Interlink Electronics, Inc. that remain unsold under Registration Statement No. 333-261603.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

Explanatory Note

Interlink Electronics, Inc., or the Company, hereby amends the Registration Statement on Form S-3 (Registration No. 333- 261603), originally filed on December 10, 2021, to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 7, 2025.

INTERLINK ELECTRONICS, INC.

By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer

Note:  No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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